Exhibit 10.25
Exchange Agreement

Made this __ day of April, 2009

By and among

Pimi Agro Cleantech Inc, a company registered in the State of Delaware, USA (“Pimi Inc.”) and Pimi Agro Cleantech Ltd. a limited liability company registered  in the Israeli Companies Registrar under registration Number 513497123 ("Pimi Israel"), and All The Shareholders of Pimi Israel, a list of which is attached as Exhibit "A" attached hereto (the "Shareholders");

WHEREAS:

(A)	Pimi Israel is active in the field of pre and post harvest treatment of fruits and vegetable with a unique formulation and storage protocol developed by Pimi Israel;

(B)	Pimi Israel issued share capital at the date of this Agreement is composed of 6,139,593 ordinary Shares 0.01 par value each and 173,996 Preferred shares 0.01 par value each ("Pimi Israel Shares");

(C)	Pimi Israel Shares are held by individuals and corporations (the "Shareholders") a list of which is attached as Exhibit A to this Agreement;

(D)
Pimi Israel requires substantial funds for its activities and it intends to raise funds from Institutional Investors (including pension funds) in the USA, who require that the investment be done in shares of a U.S. company whose shares are listed or quoted for trade on a U.S. stock  exchange;

(E)
For such purposes, Pimi Israel undertook the formation of Pimi Agro Cleantech Inc., a company registered in the State of Delaware in the U.S. which was incorporated on April 1, 2009 and which has no assets, liabilities, or shareholders;

(F)
The parties intend to exchange Pimi Israel Shares only for Common Stock shares of Pimi Inc., without any cash consideration, and to register such shares for trade on the NASDAQ OTCBB pursuant to a Form 15c-211 (hereinafter referred to as “the Registration”);

(G)	Pimi Inc. will have only one class of issued shares of Common Stock which value is the same value of the Ordinary Shares and the Preferred Shares of Pimi Israel;

(H)
The parties intend that after Registration Pimi Inc. will raise funds through, among other sources, pension funds located in the U.S. via a private investment in the public entity  (hereinafter referred to as "the PIPE Investment");

(I)
For this purposes and in order to enable the Registration and the PIPE Investment, the Shareholders have agreed to sell and transfer all of Pimi Israel Shares to Pimi Inc., in consideration of the allocation of Common Stock Shares of Pimi Inc. to the Shareholders ("The Transactions");

(J)
Pimi Israel and the Shareholders have applied to the Income tax authorities in order to receive a pre-ruling for the Transfer and Pimi Israel Shares to Pimi Inc., under Section 104(h) of the Tax Ordinance and the execution of the Transactions is dependant on the receipt of such pre-ruling and all the Shareholders are aware to the Pre-ruling and the consequence of section 104(h) of the Tax Ordinance;

(K)
The Employees and services providers of Pimi Israel who received options under the ESOP for 2008 ("The ESOP") have agreed to exchange their option with options of Pimi Inc., with the same terms and conditions as under the ESOP with full continuity;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the Parties hereby agree as follows:

1.	Preamble and Appendices

1.1.	The preamble to this Agreement and the declaration of the parties in it and the appendices to this Agreement are one and an integral part of this Agreement.

1.2.	The Headings of the paragraphs are for convenience and will not be used for interpretation of this Agreement.

2.	Definitions.

 “Closing” as defined in Section 4.3.

“Closing Date” as defined in Section 4.3.

“Pimi Israel Shares” - means 6,139,593 Ordinary Shares 0.01 NIS par value each and 173,996 Preferred Shares of 0.01 NIS par value each, as listed in Exhibit "A" attached hereto.

"Pimi Inc. Shares"- means 6,313,589 Common Stock shares of $ 0.01 par value each, as listed in Exhibit "B" attached hereto.

“Parties” means the parties to this Agreement.

"PIPE" – Private Investment in Public Equity made by U.S pension funds.

"Shareholders" all the shareholders of Pimi Israel as listed in Appendix A.

“Transactions” means the transactions to be effected at the Closing, as described below.

3.
General Conditions and Terms. The obligations of each Party to effect the Transactions are subject to the fulfillment at or before the Closing of the following conditions precedent. Each Party shall exert its best efforts in order to bring about the prompt fulfillment of all the conditions precedent set forth in this Section 3.

3.1.
Acknowledgment of the Shareholders: Each of the Shareholders acknowledges and agrees that (i) the issuance of Pimi Inc. Shares constitute adequate consideration for the transfer of its shares to Pimi Inc, and such Shareholder is not entitled to receive any additional consideration with respect thereto; (ii) the rights, preferences, privileges and obligations of the Pimi Inc. Shares upon their exercise shall be as set forth in the Certificate of Incorporation and the By-Laws of Pimi Inc., as amended from time to time;

3.2.
Representations and Warranties.  The representations and warranties made by the Parties in this Agreement shall have been true and correct when made, and shall be true and correct in all material respects as of the Closing as if made on the date of the Closing.

3.3.
Covenants.  All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the other Parties prior to the Closing shall have been performed or complied with in all material respects prior to or at the Closing.

3.4.
Consents, etc.  The Parties shall have secured all permits, consents and authorizations (including to the extent necessary, the approval of the relevant authorities) that shall be necessary or required lawfully to consummate the Transactions at the Closing and otherwise to fulfill their obligations under this Agreement.

3.5.	Transaction Documents. All documents effecting the Transactions shall be satisfactory to the Parties in form and content, in their reasonable discretion.

3.6.
Pre Ruling: A condition precedent to the execution of this Agreement is the receipt of a pre ruling under section 104 (h) of the Israeli Tax Ordinance ("the Pre-Ruling") for the Transactions to the satisfaction of the Shareholders and their consultants.

4.
The Transactions.  Subject to the terms and conditions hereof and subject to the  receipt of the Pre -Ruling by the Shareholders, with effect from the Closing Date (as defined in Section 4.3 below), the Parties shall effect the following transactions:

4.1.	Transfer of Pimi Israel Shares. The Shareholders shall transfer Pimi Israel Shares to Pimi Inc.

4.2.
Issuance and Transfer of Pimi Inc. Shares. In consideration for Pimi Israel Shares, Pimi Inc. shall issue and transfer Pimi Inc. Shares to the Shareholders in the amounts and division as described in Exhibit B. There will be no other consideration in cash or otherwise to the Shareholders other than the issued shares.

4.3.
Closing.  The implementation of the Transactions shall take place at a closing (the "Closing") simultaneously at the offices of Sadot and Co. Law Office, or 12 Aba Hillel St., Ramat Gan and Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006, on April 27, 2009 at 14:00 a.m. Israel time following the fulfillment of all the conditions set forth in Section 3, or if such conditions did not take place at any other date that will be determined by the Parties (the “Closing Date”).

4.4.
Transactions at Closing.  At the Closing, the transactions set forth in this Section 4 shall occur, which transactions shall be deemed to take place simultaneously. No such transactions shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents have been delivered in connection therewith.

5.	Representations and Warranties.

5.1.
By All the Parties. Each Party hereby represents and warrants to the others, with the understanding that such other Parties will each rely on such representations and warranties in its decision to enter into this Agreement and to consummate the Transactions, as follows:

5.1.1.
Authorization; Consents. All corporate action on the part of such Party necessary for the authorization, execution and performance of all its obligations under this Agreement, has been taken.  This Agreement, when executed by or on behalf of such Party, shall constitute its valid and legally binding obligation, legally enforceable against such Party in accordance with its terms. No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on the part of such Party is required that has not been, or will not have been, obtained prior to the Closing in connection with the valid execution and performance of this Agreement or the Transactions.

5.1.2.
No Breach.  Neither the execution of this Agreement nor compliance by such Party with the terms and provisions hereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) the Memorandum of Association or Articles of Association, or other governing instruments of such Party, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, to which such Party is subject, (iii) any agreement, contract, lease, license or commitment to which such Party is a party or to which it is subject and which would impair the ability of such Party to execute or perform this Agreement or (iv) applicable law.  Such execution and compliance will not (a) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph or (b) otherwise require the consent or approval of any person, which consent or approval has not that has not been, or will not have been, obtained prior to the Closing.

5.2.
By Pimi Inc. Pimi Inc. represents and warrant to the Shareholders that it is preparing a Registrations Statement (Form S-1) under The Securities Act of 1933, as amended, for the Registration of Pimi Inc shares, and that a portion of the Pimi Inc. Shares will be submitted to the Securities and Exchange Commission (“SEC”) for registration, pending the SEC’s approval. It further represents and warrants that shares which shall not be registered under the Registration Statement will be subject to resale restrictions under Rule 144 of the Securities Act of 1933, as amended ("Rule 144").

5.3.
By Shareholders. The Shareholders hereby represent and warrant to Pimi Inc., with the understanding that Pimi Inc. will rely on such representations and warranties in its decision to enter into this Agreement and to consummate the Transactions, that the Shareholders shall transfer the Pimi Israel Shares free and clear of any pledge, hypothecation, lien, charge, encumbrance, security interest, restriction, claim, of any kind ("Encumbrance"), in order that  after the Closing, Pimi Inc. will hold good and marketable legal and beneficial title to the Pimi Israel Shares, free and clear of any Encumbrance.

The Shareholders hereby further represent and warrant that they will comply with any and all restrictions under Rule 144, or any other rule and/or regulation of the SEC relating to Pimi Inc. Shares.

6.	Cancellation of the Agreement

6.1.	No Pre-Ruling. If until May 31, 2009 the Pre Ruling will not be received by Pimi Israel, this Agreement will expire and become null and void.

6.2.
No PIPE. If for any reason, the PIPE Investment, or any part thereof will not be concluded within 12 months as of the Closing Date, and subject that the Registration has not been initiated by Pimi Inc., this Agreement shall be cancelled by a notice given to Pimi Inc. by the Shareholders unless the above period was extended by mutual agreement between the parties.

6.3.
Consequence of Cancellation. In case of cancellation the parties will act in order to restore the situation of shareholding in Pimi Israel at the date of signature of this Agreement by executing the following acts: Pimi Inc. shall return and transfer Pimi Israel Shares, clear of any Encumbrance, to the Shareholders, in such manner that each will receive the same and exact amount of shares that was transferred by them to Pimi Inc. as described in Exhibit A. Simultaneously, The Shareholders will transfer all of their Shares in Pimi Inc., clear of any Encumbrance to Pimi Inc. or to its order.

7.	Miscellaneous.

7.1.
Taxes: Each party shall bear the Tax which will apply on it as a result of execution this Agreement. The Shareholders are aware that a Pre Ruling based on section 104(h) to the Israeli Tax Ordinance will apply on the Shareholder. All parties undertake to fully comply with the Israeli tax authority rules and Pre

7.2.
Further Assurances.  Each of the Parties shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the Parties as reflected thereby.

7.3.	Governing Law;. This Agreement shall be governed by and construed according to the laws of New York, without regard to the rules of conflicts of laws.

7.4.
Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties.  None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement.

7.5.
Entire Agreement; Amendment and Waiver.  This Agreement, together with the Exhibits hereto, constitutes the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof.  Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the Parties.

7.6.
Notices, etc.  All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be faxed or mailed by registered or certified mail, postage prepaid, or delivered by courier, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision.

If to Pimi Agro Cleantech Inc.: Mr. Jonathan Shechter, Esq. Sichenzia Ross Friedman Ference LLP. 61 Broadway, 32nd Fl. New York, NY 10006 fax: +212-930-9725	With a copy to:
If to Shareholders: To Eitan Shmueli, Attorney Of Sadot and Co. Law Office 12 Aba Hillel St. Ramat Gan fax:+ 972-3-6122377 eitan@sadot-law.co.il	With a copy to:
If to Pimi Inc. To Eitan Shmueli, Attorney Of Sadot and Co. Law Office 12 Aba Hillel St. Ramat Gan fax:+	With a copy to:

Any notice sent in accordance with this Section shall be effective (i) if mailed, five (5) business days after mailing, (ii) if sent by courier, upon delivery, and (iii) if sent by fax, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and electronic confirmation of receipt.

7.7.
Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

7.8.
Severability.  If any provision in this Agreement shall be found or be held to be invalid or unenforceable under applicable law, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any party hereto.  In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the Parties' intent in entering into this Agreement.

7.9.
Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the Parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

7.10.
No Dissolution. Unless and to the extent this Agreement explicitly provides otherwise, each party waives the right (a) to dissolve or nullify or otherwise terminate this Agreement by way of an out-of-court declaration or in any other manner, or (b) to seek the dissolution or nullification of this Agreement in court.

7.11.
Costs.  Except as otherwise provided herein, the Parties shall each pay their own costs, charges and expenses in relation to the negotiation, preparation, execution and implementation of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as a deed as of the day and year first above written.

Pimi Agro Cleantech Inc.	Pimi agro Cleantech Ltd.

By:	By:

_______________________________
Shareholders # 3-to # 38 in Exhibit A by Advocate Eitan Shmueli under Powers of Attorney

Alon Carmel

Nir Ecology Ltd. By:
Title

eNitiatives- New Business Architects Ltd.

EXHIBIT A
Shareholders holdings of PIMI Israel

	Name of Shareholder	Number of Ordinary Shares 0.01 NIS each	Number of Preferred Shares 0.01 NIS each	Total amount of Shares	Address
1	Alon Carmel	2,268,617	164,697	2,433,314	269 South Beverly Drive #1091 Beverly Hills CA. 90212, USA
2	Nir Ecology Ltd.	1,440,100		1,440,100	17 Ma'ale Avshalom, Kiryat Tivon, Israel, 36094
3	Omdan Consulting and Instruction Ltd.	808,654	8,708	817,362	44 Nachal Amud St. Ramat-Hasharon, Israel, 47204
4	eNitiatives – New Business Architects Ltd.	55,073	591	55,664	17 Moshe Shapira S. Netanya, Israel, 42240
5	Erez Ravina	139,719		139,719	16 Rotem St. Gedera, Israel, 70700
6	Ahiam Lifshitz	76,922		76,922	Beit Hilel, 126, Galil Elyon, Israel, 12255
7	Shorer International Ltd	19,215		19,215	33 Kore Hadorot St. Jerusalem Israel, 93393
8	Yechiel Katz	55,508		55,508	2 Kaplan St. Tel-Aviv Israel,
9	Michael Gildengorin	70,139		70,139	6 BLACKSTONE LN, SAN RAFAEL, CA 94903, USA
10	Efi nave	36,213		36,213	4 Henrietta Sold St. Tel-Aviv Israel, 64924
11	Dany Birger	43,518		43,518	20 Hatchiya St. Hulon Israel, 58403
12	Lior Yaron	146,965		146,965	1305 Grassy Fork LOUISVILLE Kentucky 4027, USA
13	Asaf David Margalit	14,423		14,423	5 Ha'yasmin St.Ramat-Gan Israel, 52463
14	Shai Scharfstein	28,527		28,527	5 Borchov St. Kiryat.Tivon, Israel 36000
15	Shai Sapir Investments Ltd.	206,820		206,820	POB 1018 Nahariya, Israel
16	Galit Szolomowicz	28,528		28,528	5616 Alpine avenue, Cote-St-Luc, Quebec, CANADA, H4V2X5
17	Jacques Beraru	1,371		1,371	5 Hagiva St. Kfar Oranim, Israel, 73134
18	Shay Zilberman	354		354	18 Haya'ar St. Kfar Oranim, Israel, 73134
19	Zeev Vider	161		161	34 Gordon St. Rehovot, Israel, 76287
20	Arieh Zinger Zamir	384		384	1 Hadalya St. Nahariya, Israel, 22327
21	Moshe Mazor	7,132		7,132	138 Hashikmim St. Kiryat Yam, Israel
22	Hagai Halevy	6,855		6,855	12 Mordechai Gur St. Givat Shmuel, Israel
23	Reuven Radu Guttmann	1,371		1,371	66 Gidon Hausner St. Jerusalem, Israel, 96431
24	Alon Galanti	2,641		2,641	13 Finles St. Tel Aviv, Israel, 62265
25	Ephraim David	383		383	13/6 Weizman St. Nahariya, Israel, 22407
26	Dalya Zelikovich	10,958		10,958	4 Hayovel St. Yahud–Monoson, Israel, 56477
27	Shiran Zelikovich	2,740		2,740	4 Hayovel St. Yahud–Monoson, Israel, 56477
28	Dan Geiger	1,370		1,370	1912 Nashmont ct, Lansdale, PA 19446, USA
29	Meir Avraham Duke	273,972		273,972	12300 highgrove ct. Reisterstown Maryland 21136 USA
30	B.M.O. Lavi Investments and Holdings 2008 Ltd.	140,351		140,351	26 Ben Guryon St. Tel Aviv, Israel, 64588
31	Oded Feigin	66,667		66,667	51 Hagefen St., Ramat Hasharon, Israel, 47225
32	Oran Agranat	100,000		100,000	4 Eitan Yona St., Ramat Gan,Israel, 52654
33	EarthBound LLC	45,328		45,328	126 Fifth Avenue 4th Floor New York, NY 10011-5629 USA
34	Faina Kronenberg	7,536		7,536	1215 Holsworth Ln. Louisville, KY, 40222, USA
35	Edward Britt Brockman	3,773		3,773	Louisville, Kentucky, USA
36	William Yarmuth	18,863		18,863	5222 Indian Woods Drive, Louisville, KY 40207, USA
37	H.H. Investment Company	8,442		8,442	Azrieli Center, Tel-Aviv, Isarel, 67023
	Total	6,139,593	173,996	6,313,589

EXHIBIT A
Shareholders holdings of PIMI Israel
EXHIBIT B
Shareholder holding in PIMI INC. after execution of the Transactions

	Name of Shareholder	Number of Common Stock Shares $0.01 each	Address
1	Alon Carmel	2,433,314	269 South Beverly Drive #1091 Beverly Hills CA. 90212, USA
2	Nir Ecology Ltd. (i)	1,440,100	17 Ma'ale Avshalom, Kiryat Tivon, Israel, 36094
3	Omdan Consulting and Instruction Ltd.	817,362	44 Nachal Amud St. Ramat-Hasharon, Israel, 47204
4	eNitiatives – New Business Architects Ltd.	55,664	17 Moshe Shapira S. Netanya, Israel, 42240
5	Erez Ravina	139,719	16 Rotem St. Gedera, Israel, 70700
6	Ahiam Lifshitz	76,922	Beit Hilel, 126, Galil Elyon, Israel, 12255
7	Shorer International Ltd	19,215	33 Kore Hadorot St. Jerusalem Israel, 93393
8	Yechiel Katz	55,508	2 Kaplan St. Tel-Aviv Israel,
9	Michael Gildengorin	70,139	6 BLACKSTONE LN, SAN RAFAEL, CA 94903, USA
10	Efi nave	36,213	4 Henrietta Sold St. Tel-Aviv Israel, 64924
11	Dany Birger	43,518	20 Hatchiya St. Hulon Israel, 58403
12	Lior Yaron	146,965	1305 Grassy Fork LOUISVILLE Kentucky 4027, USA
13	Asaf David Margalit	14,423	5 Ha'yasmin St.Ramat-Gan Israel, 52463
14	Shai Scharfstein	28,527	5 Borchov St. Kiryat.Tivon, Israel 36000
15	Shai Sapir Investments Ltd.	206,820	POB 1018 Nahariya, Israel
16	Galit Szolomowicz	28,528	5616 Alpine avenue, Cote-St-Luc, Quebec, CANADA, H4V2X5
17	Jacques Beraru	1,371	5 Hagiva St. Kfar Oranim, Israel, 73134
18	Shay Zilberman	354	18 Haya'ar St. Kfar Oranim, Israel, 73134
19	Zeev Vider	161	34 Gordon St. Rehovot, Israel, 76287
20	Arieh Zinger Zamir	384	1 Hadalya St. Nahariya, Israel, 22327
21	Moshe Mazor	7,132	138 Hashikmim St. Kiryat Yam, Israel
22	Hagai Halevy	6,855	12 Mordechai Gur St. Givat Shmuel, Israel
23	Reuven Radu Guttmann	1,371	66 Gidon Hausner St. Jerusalem, Israel, 96431
24	Alon Galanti	2,641	13 Finles St. Tel Aviv, Israel, 62265
25	Ephraim David	383	13/6 Weizman St. Nahariya, Israel, 22407
26	Dalya Zelikovich	10,958	4 Hayovel St. Yahud–Monoson, Israel, 56477
27	Shiran Zelikovich	2,740	4 Hayovel St. Yahud–Monoson, Israel, 56477
28	Dan Geiger	1,370	1912 Nashmont ct, Lansdale, PA 19446, USA
29	Meir Avraham Duke	273,972	12300 highgrove ct. Reisterstown Maryland 21136 USA
30	B.M.O. Lavi Investments and Holdings 2008 Ltd.	140,351	26 Ben Guryon St. Tel Aviv, Israel, 64588
31	Oded Feigin	66,667	51 Hagefen St., Ramat Hasharon, Israel, 47225
32	Oran Agranat	100,000	4 Eitan Yona St., Ramat Gan,Israel, 52654
33	EarthBound LLC	45,328	126 Fifth Avenue 4th Floor New York, NY 10011-5629 USA
34	Faina Kronenberg	7,536	1215 Holsworth Ln. Louisville, KY, 40222, USA
35	Edward Britt Brockman	3,773	Louisville, Kentucky, USA
36	William Yarmuth	18,863	5222 Indian Woods Drive, Louisville, KY 40207, USA
37	H.H. Investment Company	8,442	Azrieli Center, Tel-Aviv, Isarel, 67023
	Total	6,313,589